Exhibit 99.5

ELICIO MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of Elicio’s financial condition and results of operations together with the section titled Elicio’s audited consolidated financial statements and related notes for the period ended December 31, 2022 appearing in Elicio’s prospectus filed with the United States Securities and Exchange Commission on April 28, 2023. Some of the information contained in this discussion and analysis or set forth at the end of Elicio’s prospectus filed with the United States Securities and Exchange Commission on April 28, 2023, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section titled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.
Overview
We are a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases. For therapies designed to engage the immune system to treat disease, it is critical to target activation at the unique location where adaptive immune responses are generated. Our proprietary Amphiphile, or AMP, platform delivers immunotherapeutics directly to the “brain center” of the immune system - the lymph nodes. We believe this site-specific delivery of disease-specific antigens, adjuvants, and other immunomodulators will more efficiently educate, activate, and amplify critical immune cells, resulting in induction and persistence of potent adaptive immunity required to treat many diseases. In preclinical models, we have observed lymph node specific engagement driving therapeutic immune responses of increased magnitude, function, and durability. We believe our AMP lymph node targeted approach will produce superior clinical benefits compared to immunotherapies that do not engage the lymph nodes.
Our operations through December 31, 2022 have been financed primarily by aggregate net proceeds of $89.1 million from the issuance of convertible preferred stock, convertible notes, the exercise of stock options and common stock warrants. Since inception, we have had significant annual operating losses. Our net loss was $28.2 million and $26.4 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had an accumulated deficit of $107.0 million and $6.2 million in cash and cash equivalents. Additionally, as of December 31, 2022, we had current restricted cash associated with a grant in the amount of $1.6 million that is available to pay related research expenses as they are incurred over the period ending September 30, 2023.
Elicio Therapeutics, Inc. was incorporated in Delaware as Vedantra Pharmaceuticals Inc. in August 2011. In December 2018, Elicio formed a wholly owned subsidiary, Elicio Securities Corporation, a Massachusetts corporation.
Our losses from operations, negative operating cash flows and accumulated deficit, as well as the additional capital needed to fund operations within one year of the audited consolidated financial statement issuance date, raise substantial doubt about our ability to continue as a going concern. We expect to incur substantial expenditures in the foreseeable future for the development of our product candidates and will require additional financing to continue this development. Our audited consolidated financial statements appearing elsewhere in Elicio’s prospectus filed with the United States Securities and Exchange Commission on April 28, 2023 have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Our audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.
Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our accounts payable and accrued expenses. We expect to continue to incur net losses for the foreseeable future, and we expect our research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. In particular, we expect our expenses to increase as we continue our development of, and seek regulatory approvals for, our product candidates, as well as hire additional personnel, pay fees to outside consultants, attorneys and accountants and incur other increased costs associated with being a public company. In addition, if and when we seek and obtain regulatory approval to commercialize any product candidate, we will also incur increased expenses in connection with commercialization and marketing of any such product. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of our clinical trials and our expenditures on other research and development activities. We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:
•	advance our lead product candidate, ELI-002 to late stage clinical trials;
•	advance our other product candidates;
•	advance our preclinical programs to clinical trials;
•	further invest in our pipeline;
•	seek regulatory approval for our investigational medicines;
•	maintain, expand, protect and defend our intellectual property portfolio;
•	acquire or in-license technology;
•	secure facilities to support continued growth in our research, development and commercialization efforts;
•	take temporary precautionary measures to help minimize the risk of COVID-19 to our employees; and
•	increase our headcount to support our development efforts and to expand our clinical development team.
We believe that our cash on hand, along with the minimum cash of $25 million delivered by Angion in the Merger, will enable us to fund our operations through calendar year 2023 based on our current plan We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. To finance our operations beyond that point we will need to raise additional capital, which cannot be assured. The Company’s losses from operations, negative operating cash flows and accumulated deficit, as well as the additional capital needed to fund operations within one year of the audited consolidated financial statement issuance date, raise substantial doubt about the Company’s ability to continue as a going concern.
We have not had any products approved for sale. We do not expect to generate any product sales unless and until we successfully complete development and obtain regulatory approval for one or more of our product candidates. If we obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. As a result, until such time, if ever, that we can generate substantial product revenue, we expect to finance our cash needs through equity offerings, debt financings or other capital sources, including collaborations, licenses or similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on favorable terms, if at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies, including our research and development activities. If we are unable to raise capital, we will need to delay, reduce or terminate planned activities to reduce costs.
The COVID-19 pandemic continues to evolve. While it appears its most severe effects have subsided, COVID-19 could re-emerge or new public health threats could appear. The future impact of the COVID-19 pandemic or a similar health disruption is highly uncertain and subject to change. We cannot predict the full extent of potential delays or impacts on our business, our clinical trials, health care systems, third parties with whom we engage or the global economy as a whole, but if we or any of the third parties with whom we engage, including personnel at contract manufacturing operations, or CMOs, and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timeline presently planned could be materially and adversely impacted. While we have been able to continue to execute our overall business plan, some of our business activities have taken longer to complete than anticipated, particularly with respect to the manufacture of ELI-002 in preparation for our Phase 1/2 clinical trial (AMPLIFY-201), and we continue to adjust to the challenges of operating in a largely remote setting with our employees. Overall, we recognize the challenges of product development during a pandemic, and we will continue to closely monitor events as they develop and plan for alternative and mitigating measures if needed.
On January 17, 2023, Elicio entered into the Merger Agreement with Angion, a clinical development corporation. The merger resulted in Elicio becoming a publicly traded company.

In conjunction with the execution of the Merger Agreement, Elicio entered into an agreement to issue two promissory notes with a 20% discount up to an aggregate principal of $12,500,000 with interest at an annual rate of 1% in exchange for cash in an aggregate of $10,000,000. Upon the signing of the Merger Agreement, Elicio issued the first promissory note with a principal of $6,250,000 and received cash totaling $5,000,000. Upon delivery of Elicio’s 2022 audited financial statements in March 2023, Elicio issued the second promissory note with a principal of $6,250,000 and received cash totaling $5,000,000. Principal and accrued interest of any outstanding notes wascredited towards the net cash provided by Angion at the close of the Merger.
Components of Operating Results
Operating Expenses
Our operating expenses since inception have consisted primarily of research and development expenses and general and administrative costs.
Research and Development
Our research and development expenses consist primarily of costs incurred for the development of our product candidates and our drug discovery efforts, which include:
•	personnel costs, which include salaries, benefits and equity-based compensation expense;
•	expenses incurred under agreements with consultants and contract organizations that conduct research and development activities on our behalf;
•	costs related to sponsored research service agreements;
•	costs related to production of preclinical and clinical materials, including fees paid to contract manufacturers;
•	laboratory and vendor expenses related to the execution of preclinical studies and planned clinical trials; and
•	laboratory supplies and equipment used for internal research and development activities.
We expense all research and development costs in the periods in which they are incurred. Costs for certain research and development activities are recognized based on an evaluation of the progress to completion of specific tasks using information and data provided to us by our vendors and service providers.
Our research and development expenses are not currently tracked on a program-by-program basis. We use our personnel and infrastructure resources across multiple research and development programs directed toward identifying and developing product candidates. Substantially all our research and development costs in the years ended December 31, 2022 and 2021, were incurred on the development of ELI-002 and ELI-004, an AMP adjuvant that is a significant component of ELI-002, and our preclinical candidates. In the years ended December 31, 2022 and 2021, we advanced several programs from discovery through preclinical development, and we advanced ELI-002 into the clinical development stage.
We expect our research and development expenses to increase substantially for the foreseeable future as we continue to invest in research and development activities related to developing our product candidates, including investments in conducting clinical trials, manufacturing and otherwise advancing our programs. The process of conducting the clinical research necessary to obtain regulatory approval is costly and time-consuming, and the successful development of our product candidates is highly uncertain.

Because of the numerous risks and uncertainties associated with product development and the current stage of development of our product candidates and programs, we cannot reasonably estimate or know the nature, timing and estimated costs necessary to complete the remainder of the development of our product candidates or programs. We are also unable to predict if, when, or to what extent we will obtain approval and generate revenues from the commercialization and sale of any of our product candidates. The duration, costs and timing of preclinical studies and clinical trials and development of our product candidates will depend on a variety of factors, including:
•	successful completion of preclinical studies and initiation of clinical trials for future product candidates;
•	successful enrollment and completion of clinical trials for our current product candidates;
•	data from our clinical programs that support an acceptable risk-benefit profile of our product candidates in the intended patient populations;
•
acceptance by the U.S. Food and Drug Administration, or FDA, or other applicable regulatory agencies of the Investigational New Drug, or IND, applications, clinical trial applications and/or other regulatory filings for ELI-002 and other product candidates;

•	expansion and maintenance of a workforce of experienced scientists and others to continue to develop our product candidates;
•	successful application for and receipt of marketing approvals from applicable regulatory authorities;
•	obtainment and maintenance of intellectual property protection and regulatory exclusivity for our product candidates;
•	making of arrangements with contract manufacturing organizations for, or establishment of, commercial manufacturing capabilities;
•
establishment of sales, marketing and distribution capabilities and successful launch of commercial sales of our product candidates, if and when approved, whether alone or in collaboration with others;

•	acceptance of our product candidates, if and when approved, by patients, the medical community and third-party payors;
•	effective competition with other therapies;
•	obtainment and maintenance of coverage, adequate pricing and adequate reimbursement from third-party payors, including government payors;
•	maintenance, enforcement, defense and protection of our rights in our intellectual property portfolio;
•	avoidance of infringement, misappropriation or other violations with respect to others’ intellectual property or proprietary rights; and
•	maintenance of a continued acceptable safety profile of our products following receipt of any marketing approvals.
We may never succeed in achieving regulatory approval for any of our product candidates. We may obtain unexpected results from our preclinical studies and clinical trials. We may elect to discontinue, delay or modify clinical trials of some product candidates or focus on others. A change in the outcome of any of these factors could mean a significant change in the costs and timing associated with the development of our current and future preclinical and clinical product candidates. For example, if the FDA or another regulatory authority were to require us to conduct clinical trials beyond those that we currently anticipate will be required for the completion of clinical development, or if we experience significant delays in execution of or enrollment in any of our preclinical studies or clinical trials, we could be required to expend significant additional financial resources and time on the completion of preclinical and clinical development.
Research and development activities account for a significant portion of our operating expenses. We expect our research and development expenses to increase for the foreseeable future as we continue to implement our business strategy, which includes advancing ELI-002 and our other product candidates through clinical development, expanding our research and development efforts, including hiring additional personnel to support our research and development efforts, and seeking regulatory approvals for our product candidates that successfully complete clinical trials. In addition, product candidates in later stages of clinical development generally incur higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. As a result, we expect our research and development expenses to increase as our product candidates advance into later stages of clinical development. However, we do not believe that it is possible at this time to accurately project total program-specific expenses through commercialization. There are numerous factors associated with the successful commercialization of any of our product candidates, including future trial design and various regulatory requirements, many of which cannot be determined with accuracy at this time based on our stage of development.
General and Administrative Expenses
Our general and administrative expenses consist primarily of personnel costs, including equity-based compensation, and other expenses for outside professional services, including legal, recruiting, audit and accounting and facility-related costs not otherwise included in research and development expenses. Personnel costs consist of salaries, benefits and equity-based compensation expense, for our personnel in executive and other administrative functions. We expect our general and administrative expenses to increase over the next several years to support our continued research and development activities, manufacturing activities, increased costs of expanding our operations and operating as a public company. These increases will likely include increases related to the hiring of additional personnel and legal, regulatory and other fees and services associated with maintaining compliance with Nasdaq Stock Market LLC, or Nasdaq, Marketplace Rules, or the Nasdaq Listing Rules and Securities and Exchange Commission, or SEC, requirements, director and officer insurance costs and investor relations costs associated with being a public company.
Other Income/(Expense)
Our other income is comprised of interest from cash equivalents.
Our other expense is comprised of expenses related to the change in fair value of the embedded derivative and interest accrued from the convertible notes.
Results of Operations
Comparison of the Years Ended December 31, 2022 and 2021
The following sets forth our results of operations for the years ended December 31:
			Change
	2022	2021	Amount	Percent
Operating expenses
Research and development	$18,103,106	$17,931,797	$171,309	1%
General and administrative	5,630,276	7,542,889	(1,912,613)	(25%)
Total operating expenses	23,733,382	25,474,686	(1,741,304)	(7%)
Loss from operations	(23,733,382)	(25,474,686)	(1,741,304)	(7%)
Other income/(expense)
Change in fair value of embedded derivative	(945,355)	(52,962)	(892,393)	1685%
Gain on extinguishment of convertible notes payable	2,058	—	2,058	100%
Interest income	64,829	3,392	61,437	1811%
Interest expense	(3,595,838)	(876,442)	(2,719,396)	(310%)
Net loss	$(28,207,688)	$(26,400,689)	$(1,806,990)	(7%)
Research and development expenses
Research and development expenses were $18.1 million for the year ended December 31, 2022, compared to $17.9 million for the year ended December 31, 2021. The increase of $0.2 million was due to increases of $2.7 million in the cost of clinical activities, $1.2 million in personnel costs, and $0.9 million in facilities and other costs, offset by decreases of $2.1 million of expenses related to contract manufacturing, $1.6 million in preclinical, and $0.9 million in allocations to grant project. Costs during the year ended December 31, 2022 directly related to our lead product candidate, ELI-002, were $7.9 million compared to $7.3 million for the year ended December 31, 2021, an increase of $0.6 million.

General and administrative expenses
General and administrative expenses were $5.6 million for the year ended December 31, 2022, compared to $7.5 million for the year ended December 31, 2021. The decrease of $1.9 million was due primarily to a decrease of $2.5 million in expensing professional fees and fees associated with the abandoned IPO as determined in August 2021, and $0.3 million in patent costs, offset by increase of $0.1 million in personnel related costs, $0.4 million in consulting costs and $0.4 million in facilities and other costs.
Other income/(expense)
Interest income for the year ended December 31, 2022 was $64,829 compared to $3,392 for the year ended December 31, 2021. The increase of $61,437 was due to higher cash balances and higher interest rates.
Interest expense for the year ended December 31, 2022 was $3.6 million compared to $0.9 million for the year ended December 31, 2021. The increase of $2.7 million was due to the interest on the outstanding Convertible Notes issued in October and November 2021.
The change in the fair value of embedded derivative for the year ended December 31, 2022, was $0.9 million compared to $0.1 million for the year ended December 31, 2021. The increase of $0.8 million through the date of the conversion of the convertible notes was due to the change in the fair market value of the embedded derivative for the Convertible Notes issued.
Liquidity and Capital Resources
Sources of Liquidity
Our operations through December 31, 2022 have been financed primarily by aggregate net proceeds of $89.1 million from the issuance of convertible preferred stock, convertible notes, and the exercise of stock options and common stock warrants. Since inception, we have had significant operating losses. Our net loss was $28.2 million and $26.4 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had an accumulated deficit of $107.0 million and $6.2 million in cash and cash equivalents. Our primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures, and to a lesser extent, general and administrative expenditures. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our outstanding accounts payable and accrued expenses.
Our losses from operations, negative operating cash flows and accumulated deficit, as well as the additional capital needed to fund operations within one year of the audited consolidated financial statement issuance date, raise substantial doubt about our ability to continue as a going concern. We expect to incur substantial expenditures in the foreseeable future for the development of our product candidates and will require additional financing to continue this development. The audited consolidated financial statements appearing elsewhere in Elicio’s prospectus filed with the United States Securities and Exchange Commission on April 28, 2023 have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.
Cash Flows
The following table summarizes our cash flows for the years ended December 31, 2022 and 2021:
	Years Ended December 31,
	2022	2021
Net cash used in operating activities	$(22,178,766)	$(23,939,045)
Net cash used in investing activities	(653,836)	(525,359)
Net cash provided by financing activities	21,202,230	19,393,568
Net (decrease) in cash, cash equivalents, and restricted cash	$(1,630,372)	$(5,070,836)

Net Cash Used in Operating Activities
Net cash used in operating activities of $22.2 million during the year ended December 31, 2022 was attributable to our net loss of $28.2 million and source of cash of $0.5 million resulting from the change in operating assets and liabilities, partially offset by non-cash charges of $5.5 million, principally with respect to $3.6 million of non-cash interest expense, $0.9 million of non-cash change in fair value of embedded derivative, $0.4 million of depreciation expense, and $0.6 million of stock based compensation expense.
Net cash used in operating activities of $23.9 million during the year ended December 31, 2021 was attributable to our net loss of $26.4 million and source of cash of $0.9 million resulting from the change in operating assets and liabilities, partially offset by non-cash charges of $1.6 million, principally with respect to $0.7 million of non-cash interest expense, $0.3 million of depreciation expense, and $0.6 million of stock based compensation expense.
Net Cash Used in Investing Activities
Net cash used in investing activities in the years ended December 31, 2022 and 2021 of $0.7 million and $0.5 million, respectively, was comprised of purchases of capital equipment.
Net Cash Provided by Financing Activities
Net cash provided by financing activities for the year ended December 31, 2022 was $21.2 million, comprised of $21.1 million of net proceeds from the issuance of Series C Preferred Stock and $0.1 million of proceeds from the exercise of common stock options.
Net cash provided by financing activities for the year ended December 31, 2021 was $19.4 million, comprised of $4.9 million net proceeds from the issuance of Series B Preferred, $14.5 million proceeds from the issuance of Convertible Notes, $0.2 million from the settlement of a note receivable and $0.2 million of exercise of common stock warrants, common stock options, and the issuance of common stock, offset by $0.4 million in issuance costs for the convertible notes.
Funding Requirements
Any product candidates we may develop may never achieve commercialization, and we anticipate that we will continue to incur losses for the foreseeable future. We expect that our research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. As a result, until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings or other capital sources, including potential collaborations, licenses and other similar arrangements. Our primary uses of capital are, and we expect will continue to be, costs related to clinical research, manufacturing and development services; compensation and related expenses; costs relating to the build-out of our headquarters, other offices and laboratories; license payments or milestone obligations that may arise; laboratory expenses and costs for related supplies; manufacturing costs; legal and other regulatory expenses and general overhead costs.
We believe that our cash on hand, along with the minimum cash of $25 million delivered by Angion in the Merger, will enable us to fund our operations through calendar year 2023 based on our current plan to finance our operations beyond that point, we will need to raise additional capital, which cannot be assured. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. We will continue to require additional financing to advance our current product candidates through clinical development, to develop, acquire or in-license other potential product candidates and to fund operations for the foreseeable future. We will continue to seek funds through equity offerings, debt financings or other capital sources, including potential collaborations, licenses and other similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. If we do raise additional capital through public or private equity offerings, the ownership interest of our existing stockholders, including investors in this offering, will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies. If we are unable to raise capital, we will need to delay, reduce or terminate planned activities to reduce costs.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:
•	the impacts of the COVID-19 pandemic;
•	the progress, costs and results of our ongoing Phase 1/2 clinical trial of ELI-002 (AMPLIFY-201) and our potential future clinical trials for our other product candidates;
•	the scope, progress, results and costs of discovery research, preclinical development, laboratory testing and clinical trials for our other product candidates;
•	the costs, timing and outcome of regulatory review of our product candidates;
•	our ability to enter into contract manufacturing arrangements for supply of active pharmaceutical ingredient, or API, and manufacture of our product candidates and the terms of such arrangements;
•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;
•	the payment or receipt of milestones and receipt of other collaboration-based revenues, if any;
•
the costs and timing of any future commercialization activities, including product manufacturing, sales, marketing and distribution, for any of our product candidates for which we may receive marketing approval;

•	the amount and timing of revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval;
•
the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property and proprietary rights and defending any intellectual property-related claims;

•	the extent to which we acquire or in-license other products, product candidates, technologies or data referencing rights;
•	the ability to receive additional non-dilutive funding, including grants from organizations and foundations; and
•	the costs of operating as a public company.
Further, our operating plans may change, and we may need additional funds to meet operational needs and capital requirements for clinical trials and other research and development activities. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated product development programs.
Critical Accounting Policies and Use of Significant Judgments and Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Going Concern
Our evaluation of our ability to continue as a going concern requires us to evaluate our future sources and uses of cash sufficient to fund our currently expected operations in conducting research and development activities one year from the date our audited consolidated financial statements are issued. We evaluate the probability associated with each source and use of cash resources in making our going concern determination. The research and development of pharmaceutical products is inherently subject to uncertainty.
Research and Development Costs
We will incur substantial expenses associated with manufacturing and clinical trials. Accounting for clinical trials relating to activities performed by contract research organizations, or CROs, and other external vendors requires management to exercise significant estimates in regard to the timing and accounting for these expenses. We estimate costs of research and development activities conducted by service providers, which include the conduct of sponsored research, preclinical studies and contract manufacturing activities. The diverse nature of services being provided under CROs and other arrangements, the different compensation arrangements that exist for each type of service and the lack of timely information related to certain clinical activities complicates the estimation of accruals for services rendered by CROs and other vendors in connection with clinical trials. We record the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced and include these costs in the accrued expenses or prepaid expenses on the balance sheets and within research and development expense on the consolidated statements of operations. In estimating the duration of a clinical study, we evaluate the start-up, treatment and wrap-up periods, compensation arrangements and services rendered attributable to each clinical trial and fluctuations are regularly tested against payment plans and trial completion assumptions.
We estimate these costs based on factors such as estimates of the work completed and budget provided and in accordance with agreements established with our collaboration partners and third-party service providers. We make significant judgments and estimates in determining the accrued liabilities and prepaid expense balances in each reporting period. As actual costs become known, we adjust our accrued liabilities or prepaid expenses. We have not experienced any material differences between accrued costs and actual costs incurred since our inception.
Our expenses related to clinical trials will be based on estimates of patient enrollment and related expenses at clinical investigator sites as well as estimates for the services received and efforts expended pursuant to contracts with multiple research institutions and CROs that may be used to conduct and manage clinical trials on our behalf. We will accrue expenses related to clinical trials based on contracted amounts applied to the level of patient enrollment and activity. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, we will modify our estimates of accrued expenses accordingly on a prospective basis.
Fair market value of common stock
As there has been no public market for the Common Stock, the estimated fair value of the Common Stock has been determined by Elicio’s Board of Directors as of the date of each option grant, with input from management, considering Elicio's most recently available third-party valuations of Common Stock and its Board of Directors' assessment of additional objective and subjective factors it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants' Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Common Stock valuations were prepared using the option pricing method. These third-party valuations were performed at various dates, which resulted in valuations of the Common Stock of $0.25 per share as of August 31, 2021 and $0.07 per share as of October 18, 2022.
Leases
ASU No. 2016-02, Leases (ASC 842) establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and corresponding lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the unaudited statement of operations as well as the reduction of the right of use asset.
At the inception of an arrangement, Elicio determines whether the arrangement is or contains a lease based on specific facts and circumstances, the existence of an identified asset(s), if any, and Elicio’s control over the use of the identified asset(s), if applicable. Operating lease liabilities and their corresponding ROU assets are recorded based on the present value of future lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, Elicio will utilize the incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Elicio has elected to combine lease and non-lease components as a single component. Operating leases are recognized on the consolidated balance sheet as ROU lease assets, current lease liabilities and non-current lease liabilities. Fixed rents are included in the calculation of the lease balances, while variable costs paid for certain operating and pass-through costs are excluded. Lease expense is recognized over the expected term on a straight-line basis.
Stock-based Compensation
Prior to the Merger, we issued equity-based compensation awards through the granting of options, which generally vest over four years. We account for equity-based compensation in accordance with Accounting Standards Codification, or ASC, 718, Compensation-Stock Compensation, or ASC 718. In accordance with ASC 718, compensation cost is measured at estimated fair value at grant date and is included as compensation expense over the vesting period during which service is provided in exchange for the award. Compensation cost of awards that contain a performance condition are recognized when success is considered probable during the performance period.
We use the Black-Scholes option pricing model, or Black-Scholes, to determine fair value of our options. Black-Scholes includes various assumptions, including the fair value of common shares, expected life of incentive shares, the expected volatility and the expected risk-free interest rate. These assumptions reflect our best estimates, but they involve inherent uncertainties based on market conditions generally outside our control. As a result, if other assumptions had been used, equity-based compensation cost could have been materially impacted. Furthermore, if we use different assumptions for future grants, equity-based compensation cost could be materially impacted in future periods.
The risk-free interest rate is estimated using the weighted average rate of return on U.S. Treasury notes with a life that approximates the expected life of the option. The expected term of options granted to employees was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted-average vesting period of the option. Elicio uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The contractual life of the option was used for the expected life of options granted to non-employees. Expected volatility is based on the weighted average of the historical volatility of a peer group of publicly traded companies. The assumed dividend yield is based upon Elicio's expectation of not paying dividends in the foreseeable future.
We granted stock options to purchase 38,551,352 shares of common stock during the year ended December 31, 2022. The fair value of our awards in the year ended December 31, 2022 has been estimated using Black-Scholes based on the following assumptions: term of 5.5-10.0 years; volatility of 60.3-73.2%; risk-free rate of 1.64-3.88%; and no expectation of dividends.
We granted stock options to purchase 2,970,308 shares of common stock in the year ended December 31, 2021. The fair value of our awards in the year ended December 31, 2021 has been estimated using Black-Scholes based on the following assumptions: term of 6.08-10.0 years; volatility of 64.0-66.0%; risk-free rate of 0.59-1.54%; and no expectation of dividends.
We will continue to use judgment in evaluating the assumptions utilized for our equity-based compensation expense calculations on a prospective basis. In addition to the assumptions used in the Black-Scholes model, the amount of equity-based compensation expense we recognize in our consolidated financial statements includes incentive share forfeitures as they occurred.
As there has been no public market for our common shares to date, our board of directors, with input from management, has determined the estimated fair value of our common shares as of the date of each incentive share grant considering our then-most recently available third-party valuation of common shares. Valuations are updated when facts and circumstances indicate that the most recent valuation is no longer valid, such as changes in the stage of our development efforts, various exit strategies and their timing, and other scientific developments that could be related to the valuation of our company, or, at a minimum, annually. Third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
The estimates of fair value of our common stock are highly complex and subjective. There are significant judgments and estimates inherent in the determination of the fair value of our common shares. These judgments and estimates include assumptions regarding our future operating performance, the time to completing a liquidity event, the related valuations associated with these events, and the determinations of the appropriate valuation methods at each valuation date. The assumptions underlying these valuations represent our best estimates, which involve inherent uncertainties and the application of management judgment. If we had made different assumptions, our equity-based compensation expense, net loss and net loss per share applicable to common stockholders could have been materially different.
We intend to determine the fair value of our common stock based on the closing price of our common stock as reported by Nasdaq on the date of grant.
The following table details equity-based awards that we granted and awarded in the years ended December 31, 2022 and 2021:
Grant Date	Type of Award	Number of Shares Subject to Awards Granted	Per Share Exercise Price	Estimate of Common Share Fair Value Per Share on Grant Date
February 1, 2021	Stock Option	1,956,166	0.23	0.23
March 11, 2021	Restricted Stock Units	839,142	—	0.23
March 11, 2021	Stock Option	150,000	0.23	0.23
March 11, 2021	Stock Option	25,000	0.23	0.23
January 16, 2022	Stock Option	640,000	0.25	0.25
January 16, 2022	Stock Option	25,000	0.25	0.25
March 31, 2022	Stock Option	2,605,000	0.25	0.25
March 31, 2022	Stock Option	525,000	0.25	0.25
November 28, 2022	Stock Option	26,950,891	0.07	0.07
December 6, 2022	Stock Option	7,805,467	0.07	0.07
Derivative Financial Instruments
The convertible notes include an embedded derivative requiring bifurcation in accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging. The valuation of this instrument is determined using widely accepted valuation technique including the probability weighted expected return model. The fair value was determined using a model with the assumptions for equity value proceeds, probability of occurrence of various liquidation scenarios, timeline to liquidity and risk-free interest rate. The fair value of this derivative instrument is measured at each reporting period with changes in fair value reported in earnings. On October 18, 2022, in conjunction with the shares of Series C preferred Stock issued on this same date, the Convertible Notes Payable totaling $14,470,000 and the related accrued interest totaling $1,131,952 automatically converted into 75,700,879 shares of Series C Preferred Stock at an 80% discount to the Series C Preferred Stock issuance price per share of $0.2576, or $0.2061 per share. Just prior to settlement, the fair value of the embedded derivative was marked to market a final time to the aggregate value of $3,900,652. Elicio recorded a gain on extinguishment totaling $2,058 related to the difference in the total of Convertible Notes Payable, total accrued interest and the final fair value of the embedded derivative versus the value of the Series C Preferred Stock shares issued based on the original issuance price of $0.2576.
Recently Adopted Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in the notes to our consolidated financial statements appearing elsewhere in Elicio’s prospectus filed with the United States Securities and Exchange Commission on April 28, 2023.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations as of December 31, 2022:
	Payments due by period
	Total	Less than one year	One to two years	Three to four years	Five and more years
Leases	$9,952,866	$1,265,883	$2,646,787	$2,808,032	$3,232,164
Total contractual obligations	$9,952,866	$1,265,883	$2,646,787	$2,808,032	$3,232,164

We enter into contracts in the normal course of business with third-party service providers for clinical trials, preclinical research studies and testing, manufacturing and other services and products for operating purposes. We have not included our payment obligations under these contracts in the table as these contracts generally provide for termination upon notice, and therefore, we believe that our non-cancelable obligations under these agreements are not material and we cannot reasonably estimate the timing of if and when they will occur. We could also enter into additional research, manufacturing, supplier and other agreements in the future, which may require up-front payments and even long-term commitments of cash.
In January 2016, we licensed certain intellectual property from Massachusetts Institute of Technology, or MIT, on terms that have been amended from time to time. The license term for both licenses extends until terminated by either party under certain provisions. We are required to pay certain contractual maintenance and milestone payments related to clinical trials and royalties on product sales over the term of the contract, with minimum annual royalty payments commencing in the calendar year after commercialization.
Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
As of December 31, 2022, our cash consists of cash held as deposits at a major financial banking institution and highly liquid investments with an original maturity of three months or less at the date of purchase. As a result, the fair value of our portfolio is relatively insensitive to interest rate changes. As of December 31, 2022, we had no variable-rate debt outstanding and are therefore not exposed to interest rate risk with respect to debt. We believe a hypothetical 100 basis point increase or decrease in interest rates during the period presented would not have had a material impact on our financial results.
Foreign Currency Risk
All of our employees and our operations are currently located in the United States and our expenses are generally denominated in U.S. dollars. We believe a hypothetical 100 basis point increase or decrease in exchange rates during the period presented would not have had a material impact on our financial results.
Effects of Inflation
We believe that inflation and changing prices have had a moderate impact on our results of operations for the period presented herein.